As filed with the Securities and Exchange Commission on June 17, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CHURCH & DWIGHT CO., INC.

(Exact name of Registrant as specified in its charter)

Delaware	13-4996950
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

500 Charles Ewing Boulevard, Ewing, NJ	08628
(Address of Principal Executive Offices)	(Zip Code)

Church & Dwight Co., Inc. Amended and Restated Omnibus Equity Compensation Plan

(Full title of the plan)

Patrick D. de Maynadier

Executive Vice President, General Counsel and Secretary

Church & Dwight Co., Inc.

500 Charles Ewing Boulevard

Ewing, NJ 08628

(609) 806-1200

(Name, address and telephone number, including area code, of agent for service)

with a copy to:

Philippa M. Bond, Esq.

Proskauer Rose LLP

2049 Century Park East, Suite 3200

Los Angeles, California 90067

(310) 557-2900

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $1.00 per share	10,000,000 shares (1)	$60.71 (2)	$607,100,000	$82,808.44

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933 (the “Securities Act”), this Registration Statement also covers such additional shares as may hereinafter be offered to prevent dilution resulting from stock splits, stock dividends, recapitalizations or similar capital adjustments.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act based upon the average of the high and low sales prices of the Common Stock of the Registrant reported on the New York Stock Exchange on June 11, 2013.

EXPLANATORY NOTE

Pursuant to a Registration Statement on Form S-8 dated July 3, 2008 (File No. 333-152139) (the “Original Plan Registration Statement”), Church & Dwight Co., Inc., a Delaware corporation (the “Registrant”), registered 8,000,000 shares of its common stock, par value $1.00 per share (“Common Stock”) (as adjusted to reflect all stock splits and stock dividends to date), issuable under the Church & Dwight Co., Inc. Omnibus Equity Compensation Plan (the “Original Plan” and, as amended and restated, the “Plan”).

The Original Plan was amended and restated on May 2, 2013. Among other things, this amendment and restatement renamed the Plan the “Church & Dwight Co., Inc. Amended and Restated Omnibus Equity Compensation Plan” and increased the number of shares of Common Stock with respect to which awards may be granted under the Plan by 10,000,000, so that the maximum aggregate number of shares of Common Stock with respect to which awards may be granted under the Plan is now 18,000,000 shares. This amendment and restatement became effective on May 2, 2013 after the Plan was approved by the Registrant’s stockholders on May 2, 2013.

INCORPORATION BY REFERENCE OF THE CONTENTS OF PRIOR REGISTRATION STATEMENTS

This registration statement relates to the Original Plan Registration Statement. Pursuant to General Instruction E of Form S-8, this registration statement is being filed to register an additional 10,000,000 shares of Common Stock to be issued pursuant to, or reserved for issuance under, the Plan. The contents of the Original Plan Registration Statement (filed with the Securities and Exchange Commission (the “Commission”) on July 3, 2008, File No. 333-152139) are incorporated herein by reference.

PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Commission.

PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, filed by the Registrant with the Commission, are hereby incorporated by reference:

(a) Annual Report on Form 10-K for the fiscal year ended December 31, 2012, as amended;

(b) Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2013;

(c) Current Reports on Form 8-K filed on February 5, 2013, May 2, 2013 and May 7, 2013; and

(d) The description of the Registrant’s Common Stock set forth in a Current Report on Form 8-K, filed on July 3, 2008.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this registration statement and prior to the filing of a post-effective amendment to the registration statement that indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference or deemed to be part of this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference in this registration statement modifies or replaces such statement. In no event, however, will any information that the Registrant discloses under Item 2.02 or Item 7.01 of any Current Report on Form 8-K that the Registrant may from time to time furnish to the Commission be incorporated by reference into, or otherwise become a part of, this registration statement. Any statement contained in a document that is deemed to be incorporated by reference or deemed to be part of this registration statement after the most recent effective date may modify or replace existing statements contained in this registration statement. Any such statement so modified or replaced shall not be deemed, except as so modified or replaced, to constitute a part of this registration statement.

Item 4.	Description of Securities.

Not Applicable.

Item 5.	Interests of Named Experts and Counsel.

Not Applicable.

Item 6.	Indemnification of Directors and Officers.

The Registrant is organized under the laws of the State of Delaware. Section 145 of the General Corporation Law of the State of Delaware, as amended (the “GCL”), provides that a Delaware corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in such capacity in another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. In addition, a Delaware corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in such capacity for another enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation; however, no indemnification is permitted in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Delaware Court of Chancery, or the court in which such action or suit was brought, shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. Article Seventh of the Registrant’s Restated Certificate of Incorporation (the “Certificate of Incorporation”) generally provides for the indemnification of directors, officers, employees and agents of the Registrant to the maximum extent permitted by the GCL.

In addition, under Section 145 the GCL, a Delaware corporation has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or, is or was serving in such capacity at the request of the corporation for another enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation has the power to indemnify such person against such liability under Section 145 of the GCL. Article Seventh of the Certificate of Incorporation authorizes the purchase of such insurance, and the Registrant has purchased directors and officers liability insurance.

Under Section 102(b)(7) of the GCL, a Delaware corporation may set forth in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the GCL (relating to unlawful payment of dividends or unlawful stock purchases or redemptions), or (4) for any transaction from which the director derived an improper personal benefit. Article Seventh of the Certificate of Incorporation includes such a provision.

Item 7.	Exemption From Registration Claimed.

Not Applicable.

Item 8.	Exhibits.

The file number for each of the Registrant’s filings with the Securities and Exchange Commission referenced below is 1-10585.

Exhibit No.	Description

4.1	Restated Certificate of Incorporation of the Registrant, as amended, incorporated by reference to Exhibit 3.2 to the Registrant’s quarterly report on Form 10-Q for the quarter ended March 27, 2009.

4.2	By-laws of the Registrant, amended and restated as of February 1, 2012, incorporated by reference to Exhibit 3.2 to the Registrant’s current report on Form 8-K filed on February 7, 2012.

4.3	Church & Dwight Co., Inc. Amended and Restated Omnibus Equity Compensation Plan, incorporated by reference to Exhibit A to the Registrant’s Proxy Statement for its 2013 Annual Meeting of Stockholders, filed on March 21, 2013.

5.1	Opinion of Proskauer Rose LLP.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Proskauer Rose LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

Item 9.	Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that Paragraphs 1(i) and 1(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Ewing, State of New Jersey on the 17th day of June, 2013.

CHURCH & DWIGHT CO., INC.

By:	/s/ James R. Craigie
James R. Craigie
Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of James R. Craigie, Matthew T. Farrell and Patrick D. de Maynadier, the undersigned’s true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for and in the undersigned’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ T. Rosie Albright	Director	June 17, 2013
T. Rosie Albright

/s/ Jose B. Alvarez	Director	June 17, 2013
Jose B. Alvarez

/s/ James R. Craigie James R. Craigie	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	June 17, 2013

/s/ Rosina B. Dixon	Director	June 17, 2013
Rosina B. Dixon

/s/ Bradley C. Irwin	Director	June 17, 2013
Bradley C. Irwin

/s/ Robert D. LeBlanc	Director	June 17, 2013
Robert D. LeBlanc

/s/ Penry W. Price	Director	June 17, 2013
Penry W. Price

/s/ Ravichandra K. Saligram	Director	June 17, 2013
Ravichandra K. Saligram

/s/ Robert K. Shearer	Director	June 17, 2013
Robert K. Shearer

/s/ Art Winkleblack	Director	June 17, 2013
Art Winkleblack

/s/ Matthew T. Farrell Matthew T. Farrell	Executive Vice President Finance and Chief Financial Officer (Principal Financial Officer)	June 17, 2013

/s/ Steven J. Katz Steven J. Katz	Vice President and Controller (Principal Accounting Officer)	June 17, 2013

EXHIBIT INDEX

Exhibit No.	Description

4.1	Restated Certificate of Incorporation of the Registrant, as amended, incorporated by reference to Exhibit 3.2 to the Registrant’s quarterly report on Form 10-Q for the quarter ended March 27, 2009.

4.2	By-laws of the Registrant, amended and restated as of February 1, 2012, incorporated by reference to Exhibit 3.2 to the Registrant’s current report on Form 8-K filed on February 7, 2012.

4.3	Church & Dwight Co., Inc. Amended and Restated Omnibus Equity Compensation Plan, incorporated by reference to Exhibit A to the Registrant’s Proxy Statement for its 2013 Annual Meeting of Stockholders, filed on March 21, 2013.

5.1	Opinion of Proskauer Rose LLP.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Proskauer Rose LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).